Exhibit 10.5

SANDERSON FARMS, INC. AND AFFILIATES

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective November 1, 2013)

SANDERSON FARMS, INC. AND AFFILIATES

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective November 1, 2013)

PREAMBLE

The Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (formerly, the Profit Sharing Retirement Plan and Trust) (the “Plan”) was adopted by Sanderson Farms, Inc. effective January 1, 1972. Effective January 1, 1972, the Plan was converted into a stock bonus plan and an employee stock ownership plan, within the meaning of Section 4975(e)(7) of the Internal Revenue Code.

Effective November 1, 1989, the Plan was amended and restated to effect numerous technical changes and to ensure the Plan’s qualification under the applicable provisions of the Internal Revenue Code, including the Tax Reform Act of 1986, and the Employee Retirement Income Security Act of 1974.

Effective November 1, 1993, the General Employees’ Profit Sharing - Retirement Plan and Trust of Sanderson Farms, Inc. and Affiliates (the “General Employees Profit Sharing Plan”) was merged into this Plan, and this Plan was amended to reflect the merger.

Effective November 1, 1997, the Plan was amended and restated, to comply with certain changes in federal law.

Effective August 1, 2006, the Plan was again amended and restated to make certain design and technical changes.

Effective November 1, 2013, the Plan is amended and restated as set forth herein to comply with certain changes in federal law.

ARTICLE 1

NAME AND EFFECTIVE DATE

Section 1.1 Name. This Plan shall be known as the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan.

Section 1.2 Effective Date. The original effective date of the Plan is January 1, 1972. The effective date of this amendment and restatement is November 1, 2013.

Section 1.3 Intent. The Plan is intended to be a stock bonus plan and an employee stock ownership plan within the meaning of Code Section 4975(e)(7). The Plan is designed to invest primarily in qualifying employer securities within the meaning of Code Section 409(l).

ARTICLE 2

DEFINITIONS

The following terms have the meanings herein which are specified below unless the context otherwise requires:

Section 2.1 “Account” means a Participant’s Cash Account or Stock Account.

Section 2.2 “Administrative Committee” means the Administrative Committee appointed by the Company as provided in Section 10.1 hereof. The persons constituting the Administrative Committee are herein referred to as “Administrative Committee Members.”

Section 2.3 “Affiliate” means the Employer and any corporation under common control (as defined in Code Section 414(b)) with the Employer; any trade or business (whether or not incorporated) under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Treasury Regulations under Code Section 414(o).

Section 2.4 “Annual Additions” means the sum of the following amounts credited to a Participant’s Accounts and to any accounts of the Participant under a Related Plan for any Limitation Year:

(a)	Employer contributions (including any contributions hereunder used to repay an Exempt Loan);

(b)	Employee contributions;

(c)	Forfeitures; and

(d)	Amounts described at Code Sections 415(l)(1) and 419(A)(d)(2).

Section 2.5 “Beneficiary” means a person who is entitled to a distribution hereunder upon the death of a Participant.

Section 2.6 “Board” means the Board of Directors of the Company.

Section 2.7 “Break in Service” means a Plan Year during which an Employee fails to complete more than 500 Hours of Service. For purposes of determining an Employee’s vested percentage hereunder, the computation period shall be the Plan Year.

Section 2.8 “Cash Account” means the Account of a Participant that reflects his interest under the Plan attributable to Trust Fund assets other than Qualifying Employer Securities.

Section 2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Section 2.10 “Company” means Sanderson Farms, Inc.

Section 2.11 “Compensation” means, with respect to an Employee, all taxable remuneration received, except performance incentive awards, from the Employer in the whole or part of a Plan Year in which the Employee is a Participant hereunder, increased by any amounts that are not currently included in the Employee’s gross income by reason of Code Sections 125, 132(f), 402(a)(8) or 402(h)(1)(B). Compensation of any Employee shall not include any part of the Contributions to the Trust Fund hereunder, or to any other employee pension benefit plan or employee welfare benefit plan or trust in connection therewith, now or hereafter adopted or any amounts in respect of any options to purchase stock granted Employees. No Employee shall be deemed to have Compensation for a Plan Year in excess of two hundred fifty five thousand dollars ($255,000), as adjusted in accordance with the provisions of Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year shall apply to the annual compensation limit of Code Section 401(a)(17)(B) for the Plan Year that begins with or within such calendar year.

Section 2.13 “Contribution” means any Employer contribution made hereunder pursuant to Article 4 hereof.

Section 2.14 “Disqualifying Break in Service” means a consecutive number of Breaks in Service equal to the greater of (a) five (5), or (b) the number of an Employee’s Years of Service prior to such consecutive Breaks in Service (excluding any Years of Service disregarded hereunder because of prior Breaks in Service).

Section 2.15 “Distribution Date” means each January 31, April 30, July 31 or October 31.

Section 2.16 “Eligible Participant” means, with respect to a Plan Year, a Participant who is an Employee on the last day of the Plan Year.

Section 2.17 “Employee” means each person who is employed as a common law employee by the Employer. For purposes of Sections 2.19, 2.20, 2.24, and 2.35 hereof, the term “Employee” means each person employed as a common law employee of any Affiliate.

Section 2.18 “Employer” means the Company, Sanderson Farms, Inc. (Production Division), Sanderson Farms, Inc. (Processing Division) and Sanderson Farms, Inc. (Foods Division), all of which are Mississippi corporations, and any domestic Affiliate that adopts this Plan with the consent of the Board. As the context requires, the term “Employer” as used herein shall apply collectively to all Employers under the Plan or singly to an Employer.

Section 2.19 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.20 “Exempt Loan” means a loan described in Article 8 hereof.

Section 2.21 “Forfeiture” means the nonvested portion of a Participant’s Account balances forfeited under Section 6.3 hereof.

Section 2.22 “Excess Amount” means the excess of the amount of a Participant’s Annual Additions for a Limitation Year over the Maximum Permissible Amount for the Limitation Year.

Section 2.23 “Hour of Service” means:

(a)	Each hour:

(1)	For which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or any Affiliate during the applicable computation period;

(2)

For which an Employee is paid, or entitled to payment, by the Employer or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

Notwithstanding the preceding sentence, no more than five hundred one (501) Hours of Service are required to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period).

(3)	For which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or any Affiliate. The same Hours of Service shall not be credited both under paragraph (a)(1) or (2) above, as the case may be, and under this paragraph (a)(3).

(b)	Where an Employee is credited with Hours of Service under (a)(2) above, the number of Hours of Service to be credited and the computation period to which such Hours of Service shall be credited shall be determined under Title 29, Code of Federal Regulations, Sections 2530.200b-2(b) and (c), which regulation is hereby incorporated into this Plan by reference.

(c)	Solely for purposes of determining whether an Employee has incurred a Break in Service, each hour of such Employee’s customary work period during an absence that begins after December 31, 1984, and that is due to (1) pregnancy of the Employee; (2) birth of a child of the Employee; (3) placement of a child in connection with the adoption of a child by the Employee; or (4) caring for a child by the Employee during the period of birth or placement for adoption, shall be considered an Hour of Service. Notwithstanding the foregoing provisions:

(1)	Hours of Service described in this paragraph (c) shall be credited to the Plan Year in which a maternity or paternity absence begins if necessary to prevent a Break in Service in that Plan Year, otherwise all such Hours of Service to be credited pursuant to this paragraph (c) shall be credited to the next following Plan Year to the extent, if any, necessary to assure that the Employee will not suffer a Break in Service in such following Plan Year;

(2)	The Administrative Committee shall have the right as a condition precedent to providing credit under this paragraph (c) to require the Employee to certify, on such written form as may be provided by the Administrative Committee, that the Employer’s absence was for a reason permitted under this paragraph (c), to require the Employee to supply information relating to the number of normal work days for which there was an absence under this paragraph (c), and to verify the correctness of such certification by any reasonable means; and

(3)	The total number of Hours of Service required to be credited under this paragraph (c) shall not exceed five hundred one (501) Hours of Service.

Section 2.24 “Leased Employee” means any individual (other than a common law employee of the Employer) who, pursuant to an agreement between the Employer and another person (the “leasing organization”), (a) has performed services for the Employer (or for the Employer and any related person determined in accordance with Code Section 414(n)(6)), (b) the services are performed on a substantially full-time basis for a period of at least one year, and (c) the services are performed under the primary direction and control of the Employer.

Section 2.25 “Limitation Year” means the twelve (12)-month period ending each October 31. All qualified plans maintained by the Employer shall use the same Limitation Year.

Section 2.26 “Maximum Permissible Amount” means:

(a)	With respect to a Participant, except to the extent permitted under Code Section 414(v), if applicable, the lesser of:

(1)	$40,000, as adjusted for increases in the cost-of-living under Code Section 415(d); or

(2)	100% of the Participant’s Section 415 Compensation.

(b)	The compensation limit referred to in paragraph (a)(2) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)) that is otherwise treated as an Annual Addition.

Section 2.27 “Named Fiduciary” means a named fiduciary, within the meaning of Section 402(a)(2) of ERISA.

Section 2.28 “Normal Retirement Age” means age sixty five (65). Notwithstanding any provision of the Plan to the contrary, a Participant shall be 100% vested in his Accounts upon attainment of Normal Retirement Age while an Employee.

Section 2.29 “Participant” means each Employee who has become a participant in the Plan under Article 3 hereof and any former Employee who has an Account balance hereunder.

Section 2.30 “Plan” means this Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan, as amended from time to time. The Plan is a stock bonus plan intended to be qualified under Code Section 401(a) and an employee stock ownership plan, within the meaning of Code Section 4975(e)(7).

Section 2.31 “Plan Year” means the fiscal year ending October 31.

Section 2.32 “Qualifying Employer Security or Securities” means any share of capital stock now or hereafter issued by the Company.

Section 2.33 “Related Plan” means a defined contribution plan intended to be qualified plan under Code Section 401(a) maintained or established by an Affiliate.

Section 2.34 “Section 415 Compensation” means:

(a)

Wages within the meaning of Code Section 3401(a) (for the purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 340(a)(2)). Section 415 Compensation shall include any elective deferral (within the meaning of Code Section 402(g)(3)) made by the Employer on behalf of an Employee and any amount contributed or deferred by the Employer at the election of the Employee which is not includable in the Employee’s gross income by reason of Code Section 125 or 132(f)(4). Section 415 Compensation shall include only that compensation which is actually paid to an Employee during a Plan Year and shall exclude any amount in excess of $200,000, as adjusted by the Secretary in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year shall apply to the annual compensation limit of Code Section 401(a)(17)(B) for the Limitation Year that begins with or within such calendar year.

(b)	For Limitation Years beginning on and after November 1, 2007, the term “Section 415 Compensation” shall also include compensation paid by the later of 2 1/2 months after an Employee’s severance from employment with the Employer and the Affiliates or the end of the Limitation Year that includes the date of the Employee’s severance from employment with the Employer and the Affiliates if the payment is (i) for regular compensation during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or similar payments, and absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer and the Affiliates, (ii) for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued, or (iii) received by the Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee’s gross income.

(c)	Any payments not described in Section 2.30(a) and (b) hereof shall not be considered “Section 415 Compensation” if paid after severance from employment with the Employer and the Affiliates, even if they are paid by the later of 2 1/2 months after the date of severance from employment or the end of the Limitation Year that includes the date of severance from employment, except (i) payments to an individual who does not currently perform services for the Employer and the Affiliates by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer and the Affiliates rather than entering qualified military service, or (ii) compensation paid to an Employee who is permanently and totally disabled (within the meaning of Code Section 22(e)(3)); provided that salary continuation applies to all Participants who are permanently and totally disabled for a fixed or determinable period or the Employee was not a “highly compensated employee” (within the meaning of Code Section 414(q)) immediately before becoming disabled.

Section 2.35 “Share” means a share of a Qualifying Employer Security.

Section 2.36 “Stock Account” means the Account of a Participant that reflects his interest under the Plan attributable to Trust Fund assets that are Qualifying Employer Securities.

Section 2.37 “Suspense Account” means the account established pursuant to Article 8 hereof to which shall be credited unallocated Shares acquired with the proceeds of an Exempt Loan.

Section 2.38 “Termination of Employment” or “Terminates Employment” means an Employee’s termination of employment with the Employer and the Affiliates.

Section 2.39 “Total and Permanent Disability” means a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder suffered while an Employee which renders the Participant eligible to receive Social Security total disability benefits. Determination of eligibility to receive Social Security total disability benefits must have an effective date of disability on or before the date of the Participant’s Termination of Employment, and the Participant must give notice to the Employer of such determination within ninety (90) days after the Participant receives official notice of the determination from the Social Security Administration.

Section 2.40 “Trust Agreement” means the agreement between the Trustee named therein and the Company, made and entered into for the establishment of a trust to receive all Contributions that may be made to the order of the Trustee under the Plan, and any and all amendments of the Trust Agreement.

Section 2.41 “Trustee” mean the trustee(s) named under the Trust Agreement and its duly appointed successors.

Section 2.42 “Trust Fund” means all cash, securities and other property held by the Trustee pursuant to the terms of the Trust Agreement, together with any income therefrom.

Section 2.43 “Year of Service” means a computation period in which an Employee completes at least one thousand (1,000) Hours of Service.

(a)	For purposes of determining an Employee’s eligibility to participate hereunder, an Employee’s first computation period shall be the twelve (12)-month period beginning on the Employee’s date of hire by the Employer. The second and all subsequent computation periods shall be the Plan Year, beginning with the first Plan Year beginning after the Employee’s employment commencement date.

(b)	For purposes of determining an Employee’s vested percentage under Section 6.1 hereof, the computation period shall be the Plan Year. If, however, an Employee does not complete one thousand (1,000) Hours of Service during the Plan Year in which he was first hired by the Employer or during the next following Plan Year, but completes one thousand (1,000) Hours of Service during the twelve (12) month period beginning on his date of hire by the Employer, the Employee shall be credited with one (1) Year of Service under this paragraph (b) for such twelve (12) month period.

Section 2.44 “Valuation Date” means the last day of each Plan Year and any other date on which a special valuation is made, as designated by the Administrative Committee. Notwithstanding the foregoing, the Valuation Date of any transaction between the Plan and a disqualified person (within the meaning of Code Section 4975(e)(2)) shall be the date of the transaction.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

Section 3.1 Participation.

(a)	Each Employee or former Employee who was a Participant on July 31, 2006, shall be a Participant on August 1, 2006, if he is an Employee or has an Account balance on such date.

(b)	Each other Employee who has completed one (1) Year of Service and has attained twenty-one (21) years of age shall become a Participant on the date on which the Employee satisfies the foregoing age and service requirements, provided that he is an Employee on such date.

(c)	Notwithstanding (a) and (b) above, the following individuals shall not be eligible to participate in the Plan:

(1)	An Employee who is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such one or more of the Employers, unless the collective bargaining agreement expressly permits the Employee’s participation hereunder.

(2)	A Leased Employee; or

(3)	Any individual who is classified as an independent contractor by an Employer, regardless of the classification placed on such person by the Internal Revenue Service or other governmental agency or a court of competent jurisdiction.

Section 3.2 Termination of Participation.

(a) Each Participant shall remain a Participant until he Terminates Employment and receives a distribution of the entire amount of his Account balances. In the event that a Participant Terminates Employment and is subsequently re-employed as an Employee by the Employer, subject to Section 3.1(c) hereof, he shall resume active participation in the Plan on the date of his re-employment. Notwithstanding the preceding, if a Participant Terminates Employment when he has a vested percentage of zero under Section 6.1 hereof and is reemployed as an Employee of the Employer after incurring a Disqualifying Break in Service, he shall be required to satisfy the service requirement of Section 3.1 hereof before he can resume active participation in the Plan.

(b) If an Employee Terminates Employment prior to becoming a Participant and is subsequently re-employed by the Employer, the Employee must satisfy the eligibility requirements of 3.1 hereof to become a Participant. The Employee’s prior Years of Service shall be counted in determining whether the Employee satisfies the service requirements of Section 3.1(b) hereof if the Employee is re-employed before incurring a Disqualifying Break in Service.

ARTICLE 4

EMPLOYER CONTRIBUTIONS

Section 4.1 By Employers. All Contributions under the Plan shall be made by the Employer, and no Contributions shall be required or permitted of any Employee.

Section 4.2 Amount of Contribution.

(a)	Subject to the conditions and limitations of the Plan, including Section 4.3 hereof, Contributions shall be made by the Employer to the Trust Fund for each Plan Year in cash or in Qualifying Employer Securities in an amount equal to the sum of the following:

(1)	Such amount, if any, as shall be determined by the Boards of Directors of the Company and the Employers; and

(2)	Such amount, if any, as shall be required to permit the Trustee to meet the obligations of the Plan under any Exempt Loan.

(b)	Contributions, if any, under the Plan for each Plan Year shall be paid to the Trust Fund not later than the due date for filing the Employer’s federal income tax return for the Plan Year, including any extensions on such due date; provided, however, that Contributions shall be made at such times as to permit the Trustee to meet the Plan’s repayment obligations under any Exempt Loan.

(c)	In the event that a Contribution is paid to the Trust Fund by reason of a mistake of fact as determined in good faith by the Employer, upon the Employer’s request made within one (1) year after the payment to the Trust Fund, the Administrative Committee shall promptly direct the Trustee to return the Contribution to the Employer.

(d)	All Contributions to the Plan are conditioned upon their deductibility under Code Section 404. If a deduction for a Contribution is disallowed, upon the Employer’s request made within one (1) year after the disallowance, the Administrative Committee shall promptly direct the Trustee to return the Contribution to the Employer.

Section 4.3 Limitation on Annual Additions.

(a)	If a Participant does not participate in a Related Plan, then the amount of Annual Additions that may be credited to the Participant’s Accounts for any Limitation Year shall not exceed the Maximum Permissible Amount. If a Contribution otherwise allocable to the Participant’s Accounts would cause the Participant’s Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, then the amount of the Contribution otherwise allocable to the Participant’s Accounts shall be reduced so that the Participant’s Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(b)

If a Participant hereunder is a participant under one or more Related Plans during a Limitation Year, the Annual Additions which may be credited to a Participant’s Accounts hereunder for the Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant’s account(s) under the Related Plan(s) for the same Limitation Year. If the Annual

Additions with respect to the Participant under the Related Plan(s) are less than the Maximum Permissible Amount and the Contributions that would otherwise be allocable to the Participant’s Account under this Plan would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, then the Contribution otherwise allocable to the Participant’s Accounts hereunder shall be reduced so that the Annual Additions under this Plan and the Related Plan(s) for the Limitation Year shall equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such Related Plan(s) in the aggregate are equal to or greater than the Maximum Permissible Amount, then no Contribution will be allocated to the Participant’s Accounts hereunder for the Limitation Year.

(c)	If no more than one-third ( 1⁄3) of the Contributions for a Plan Year which are deductible under Code Section 404(a)(9) are allocated to the Accounts of highly compensated employees (within the meaning of Code Section 414(q)) of the Employer, the Maximum Permissible Amount shall not apply to:

(1)	Forfeitures of Qualifying Employer Securities if such Securities were acquired with the proceeds of an Exempt Loan, or

(2)	Contributions which are deductible under Code Section 404(a)(9)(B) and charged against Participant Accounts.

(d)	No portion of the Trust Fund attributable to (or allocable in lieu of) Qualifying Employer Securities acquired by the Plan in a sale to which Code Section 1042 applies may accrue (or be allocated directly or indirectly under any Related Plan during the nonallocation period (as defined in Code Section 409(n)(3)(C)), for the benefit of (1)(A) any taxpayer who makes an election under Code Section 1042(a) with respect to Qualifying Employer Securities, or (B) any individual who is related to the taxpayer or the decedent (within the meaning of Code Section 267(b)), or (2) any other person who owns (after application of Code Section 318(a) applied without regard to the Employee trust exception) more than twenty-five (25) percent of any class of outstanding stock of the Company or of any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 409(1)(4)) as the Company, or the total value of any class of outstanding stock of the Company or any such corporation.

ARTICLE 5

ACCOUNTS; ALLOCATIONS; AND ACCOUNTING

Section 5.1 Accounts.

(a)	The Administrative Committee shall establish a separate Cash Account and Stock Account in the name of each Participant.

(b)	Cash credited to a Participant’s Cash Account may at any time be used to purchase Qualifying Employer Securities from any source, subject to Section 9.5 hereof. Upon the purchase of Shares of Qualifying Employer Securities with such cash, such Shares shall be credited to the Participant’s Stock Account, and the Participant’s Cash Account shall be charged by the amount of such cash.

(c)	The Administrative Committee and/or the Trustee may maintain such accounts and subaccounts as they deem necessary or appropriate for administration of the Plan and Trust Fund, including a “contribution account” to which cash and/or Qualifying Employer Securities contributed to the Plan are allocated pending allocation to Participants’ Accounts.

Section 5.2 Allocation of Contributions and Forfeitures Among Eligible Participants.

(a)	Subject to the limitation of Section 4.3 hereof, as of the last Valuation Date of each Plan Year, the Stock Account maintained for each Eligible Participant shall be credited with the Participant’s proportionate share of (1) any Contributions for the Plan Year made in the form of, or invested in (as of the Valuation Date), Qualifying Employer Securities, including any shares of Qualifying Employer Securities released from the Suspense Account pursuant to Sections 8.2 and 8.4 hereof, and (2) any Forfeitures of Qualifying Employer Securities arising during the Plan Year.

(b)	Subject to the limitation of Section 4.3 hereof, as of the last Valuation Date of each Plan Year, the Cash Account maintained for each Eligible Participant shall be credited with the Participant’s proportionate share of (1) any Contributions for the Plan Year made or held in the form of cash, and (2) any Forfeitures of cash arising during the Plan Year.

(c)	An Eligible Participant’s proportionate share of Contributions and Forfeitures for a Plan Year shall equal the ratio that such Eligible Participant’s Compensation for the Plan Year bears to the aggregate Compensation of all Eligible Participants for the Plan Year.

Section 5.3 Allocation of Income, Losses and Expenses.

(a)	As of each Valuation Date, the Cash Account maintained for each Participant shall be credited with the Participant’s proportionate share of any net income (or loss) of the Trust Fund since the preceding Valuation Date. It shall be debited for all distributions and payments properly made from the Cash Account since the preceding Valuation Date, including but not limited to, its proportionate share of any cash payments made under the Plan for the purchase of shares of Qualifying Employer Securities or for the repayment of principal and interest on any Exempt Loan since such date.

(b)	The net income (or loss) of the Trust Fund for any valuation period will be determined as of the relevant Valuation Date. Each Participant’s share of the Trust Fund’s net income (other than dividends allocated in accordance with Section 5.4 hereof) or loss for the valuation period in question shall be allocated to the Participant’s Cash Account in the ratio that the Participant’s aggregate Account balances as of the preceding Valuation Date, less any distributions and payments therefrom since such date, bears to the aggregate of all Participant Account balances as of the preceding Valuation Date, less all distributions and payments therefrom since such date. The net income (or loss) of the Trust Fund includes the increase (or decrease) in the fair market value of Trust Fund (other than Shares of Qualifying Employer Securities), interest income, dividends and other income and gains (or losses) attributable to the Trust Fund (other than any dividends allocated in accordance with Section 5.4 hereof since the preceding Valuation Date. The computation of net income (or loss) of the Trust Fund shall not take into account any interest paid by the Trust Fund on an Exempt Loan. For this purpose, the term “valuation period” means a period beginning with the Valuation Date immediately preceding the Valuation Date in question and ending on the Valuation Date in question.

Section 5.4 Allocation of Dividends.

(a)	Any cash dividend received on shares of Qualifying Employer Securities allocated to a Participant’s Stock Account as of the record date of the dividend shall, in the sole discretion of the Administrative Committee, either be:

(1)	Allocated to the Participant’s Cash Account;

(2)	Used by the Trustee to make payments on an Exempt Loan; provided, however, that no cash dividend paid on Shares of Qualifying Employer Securities allocated to a Participant’s Stock Account shall be applied to make payments on an Exempt Loan unless Qualifying Employer Securities with a fair market value of not less than the amount of the cash dividend are allocated to the Participant’s Stock Account.

(b)	Any cash dividends received on unallocated shares of Qualifying Employer Securities shall, in the sole discretion of the Administrative Committee, either be:

(1)	Allocated among Participant Cash Accounts in the ratio (determined as of the record date of the dividend) that the number of Shares of Qualifying Employer Securities allocated to each Participant’s Stock Account as of the preceding Valuation Date, less any distributions therefrom since such date, bears to the total number of Shares of Qualifying Employer Securities allocated to all Participants’ Stock Accounts as of the preceding Valuation Date, less all distributions therefrom since such date;

(2)	Used by the Trustee to make payments on an Exempt Loan.

(c)	As of each Valuation Date, the Stock Account maintained for each Participant shall be credited with any stock dividend received on Shares of Qualifying Employer Securities allocated to the Participant’s Stock Account. Any stock dividends received on unallocated shares of Qualifying Employer Securities during a valuation period (as defined in Section 5.3 hereof) shall be allocated to each Participant’s Stock Account in the ratio that the Participant’s aggregate Account balances as of the preceding Valuation Date, less any distributions therefrom since such date, bear to the aggregate Account balances of all Participants as of the preceding Valuation Date, less any distributions therefrom since such date.

Section 5.5 Accounting Procedures.

The Administrative Committee shall establish accounting procedures for the purpose of making the allocations to Participants’ Accounts provided for in this Article 5. The Administrative Committee shall maintain adequate records of the cost basis of shares of Qualifying Employer Securities allocated to each Participant’s Stock Account. From time to time, the Administrative Committee may modify its accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among Participant Accounts, in accordance with the provisions of this Article 5 and the applicable requirements of the Code and ERISA.

Section 5.6 Voting and Tender Rights - Qualifying Employer Securities.

(a)	For so long as the Qualifying Employer Securities are a class of securities which are required to be registered under Section 12 of the Securities Exchange Act of 1934, or a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of Section 12 of said Act, each Participant shall be entitled to direct the Trustee as to the manner in which Qualifying Employer Securities allocated to his Stock Account is to be voted.

(b)	The Trustee shall vote Shares of Qualifying Employer Securities allocated to Participant Stock Accounts in accordance with the directions received from the Participants. If the Trustee does not receive timely and proper directions from one or more Participants regarding the voting of any Shares of Qualifying Employer Securities held in the Trust Fund (including unallocated Shares), the Trustee shall vote those Shares in the same proportion, for and against propositions submitted to the vote of the shareholders, as the Trustee votes Shares for which it receives timely and proper directions.

(c)	Each Participant shall be entitled to direct the Trustee whether to tender the Shares of Qualifying Employer Securities allocated to the Participant’s Stock Account in response to a tender offer. After the Participants have had an opportunity to cast votes on such matter as provided herein and said votes are counted, the Trustee shall tender only those Shares on such matter for which the Trustee receives timely and proper tender instructions. The Trustee shall not tender any Shares (including unallocated Shares) for which it does not receive timely and property directions.

(d)	Notwithstanding anything contained herein to the contrary, any voting or tender direction given by a Participant pursuant to this Section 5.6 shall not be disclosed to the Employers and shall be held confidential by the Trustee.

(e)	This Section 5.6 shall be implemented by such rules and regulations as may be adopted by the Trustee and the Administrative Committee from time to time. Not in limitation of the foregoing, such rules and regulations may set time limits for Participants to cast votes or give tender instructions on any matter.

Section 5.7 Annual Statements. On or before the expiration of four (4) calendar months after each Valuation Date which is the last day of the Plan Year, or as soon as administratively feasible thereafter, the Administrative Committee shall upon information furnished by the Trustee, or the Trustee shall upon direction of the Administrative Committee, make reports to each Participant as of the Valuation Date showing the opening and closing balances in each of the Participant’s Accounts for the Plan Year and all transactions involving the Participant’s Accounts for the Plan Year.

ARTICLE 6

VESTING

Section 6.1 General.

(a)	Subject to 6.2 hereof, a percentage of the amounts credited to a Participant’s Accounts shall become vested and nonforfeitable on the basis of his completed Years of Service with the Affiliates according to the following schedule:

Completed Years of Service	Vested Percentage
1-2	0%
3	20%
4	40%
5	60%
6	80%
7	100%

(b)	Subject to 6.2 hereof and notwithstanding (a) above, a percentage of the amounts credited to the Accounts of a Participant who is credited with at least one Hour of Service on or after November 1, 2007, shall become vested and nonforfeitable on the basis of his completed Years of Service with the Affiliates according to the following schedule:

Completed Years of Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

(c)	If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule under Article 11 hereof, then each Participant with at least three (3) Years of Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of

(1)	Sixty (60) days after the amendment is adopted;

(2)	Sixty (60) days after the amendment becomes effective; or

(3)	Sixty (60) days after the Participant is issued written notice of the amendment by the Employer.

Section 6.2 Retirement, Death and Disability. Upon the death or Total and Permanent Disability of a Participant while he is an Employee, or upon his Retirement, the Participant shall become 100% vested in the entire amount credited to the Participant’s Accounts.

Section 6.3 Breaks in Service; Forfeitures.

(a)	In the case of a Participant who incurs one or more consecutive Breaks in Service, but not a Disqualifying Break in Service, all of the Participant’s Years of Service prior to and after such Breaks in Service shall be taken into account in determining the Participant’s vested percentage under Section 6.1 hereof.

(b)	Notwithstanding (a) above, in the case of a Participant who incurs a Break in Service, the Participant’s Years of Service before such Break in Service shall not be taken into account for purposes of determining the Participant’s vested percentage under Section 6.1 hereof until the Participant has completed one (1) Year of Service after his return.

(c)	In the case of a Participant who Terminates Employment when he is partially vested in his Accounts, incurs a Disqualifying Break in Service, but does not take a distribution of his vested Account balances, the Participant’s nonvested Account balances shall be forfeited on the last day of the Plan Year in which the Participant incurs such a Disqualifying Break in Service and shall be reallocated in accordance with Section 5.2 hereof. The Participant’s Years of Service, if any, after such Disqualifying Break in Service shall not be taken into account in determining his or her vested percentage in the amounts credited to his Accounts prior to such Disqualifying Break in Service.

(d)	In the case of a Participant who Terminates Employment and receives a distribution of his vested Account balances pursuant to Section 7.1 hereof when the Participant is partially vested in his Accounts, the Participant’s nonvested Account balances shall be forfeited upon such distribution and reallocated in accordance with Section 5.2 hereof. If the Participant again becomes an Employee prior to incurring a Disqualifying Break in Service, the Participant’s forfeited Account balances (without earnings) shall be restored if the Participant repays to the Plan the full amount of the foregoing distribution prior to the expiration of the five-year period beginning on the day after the date on which the Participant again becomes an Employee.

(e)	Notwithstanding paragraphs (b) and (c) above, in the case of a Participant who Terminates Employment when he has a vested percentage of zero under Section 6.1 hereof, the Participant shall be deemed to have received a distribution of his vested Account balances, and his nonvested Account balances shall be forfeited, as of the last day of the Plan Year in which his Termination of Employment occurs, and the Participant’s forfeited Account balances shall be reallocated in accordance with Section 5.2 hereof. If the Participant is reemployed by the Employer prior to incurring a Disqualifying Break in Service, his forfeited Account balances (without earnings) shall be restored to him.

(f)	If a portion of a Participant’s Accounts are forfeited under (c) or (d) above, Qualifying Employer Securities allocated to the Participant’s Stock Account pursuant to Section 8.4 hereof must be forfeited only after other Account assets.

(g)	If a Participant’s forfeited Account balances are restored under paragraph (c) or (d) above, the source of such restoration shall be other Forfeitures arising under paragraphs (b), (c) and (d) above. If such Forfeitures are insufficient to restore the Account balances under paragraph (c) or (d) above, the Employer shall contribute the amount required to restore the Account balances.

(h)	Forfeitures arising under this Section 6.3 shall be held in a suspense account pending reallocation under Section 5.2(f) hereof.

Section 6.4 Increase in Vesting.

An Account balance with respect to which a Participant’s vested percentage may increase under Code Section 411 shall be computed such that at any relevant time an Employee’s vested percentage is not less than an amount (“X”) determined by the formula: X=P(AB+D)-D. For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Account Balance at the relevant time; D is the amount of the distribution; and the relevant time is the time at which, under the Plan, the vested percentage of the Participant’s Account cannot increase.

ARTICLE 7

DISTRIBUTIONS

Section 7.1 Entitlement to Distribution. A Participant (or his Beneficiary) shall be entitled to a distribution of the Participant’s vested Account balances upon the Participant’s Retirement Date, Total and Permanent Disability or other Termination of Employment.

Section 7.2 Method and Time of Distribution.

(a)	Distribution of a Participant’s vested Account balances shall be in the form of (i) Qualifying Employer Securities, with the value of any fractional share paid in cash, to the extent of the shares of Qualifying Employer Securities allocated to the Participant’s vested Stock Account, and (ii) cash, to the extent of cash allocated to the Participant’s vested Cash Account; provided, however, that the Participant shall have the right to demand that his Account balances be distributed in whole shares of Qualifying Employer Securities, with the value of any fractional shares paid in cash.

(b)	A Participant (or his Beneficiary) may elect a distribution of the Participant’s vested Accounts as of any Distribution Date coincident with or next following the Participant’s Termination of Employment. The Administrative Committee shall make such distribution on, or as soon as practicable after, the elected Distribution Date, provided, however, that the Participant (or his Beneficiary) files his distribution election with the Administrative Committee with such advance notice as the Administrative Committee shall prescribe. All distribution elections shall be made in accordance with rules prescribed by the Administrative Committee.

(c)	Except as provided in Section 7.3 hereof, or unless a Participant otherwise elects, distribution of the Participant’s vested Account balances will be made not later than the 60th day after the latest of the close of the Plan Year in which occurs: (1) the date on which he attains Normal Retirement Age; (2) the 10th anniversary of the date on which he became a Participant, or (3) his Termination of Employment. This paragraph (d) shall not apply to any Shares of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the Exempt Loan is repaid in full.

Section 7.3 Mandatory Distributions. If, upon Termination of Employment for any reason, a Participant’s vested Account balances do not exceed one thousand dollars ($1,000), then the Administrative Committee shall direct the Trustee to distribute the vested Account balances to the Participant as soon as practicable after the Distribution Date coincident with or next following the Participant’s Termination of Employment.

Section 7.4 Designation of Beneficiary.

(a)

Each Participant may designate a person or persons who shall receive a distribution payable hereunder on the death of the Participant, and shall, subject to paragraph (b) below, have the right to revoke any such designation. Any such designation shall be evidenced by a written instrument filed with the Administrative Committee and signed by the Participant. The designation by a Participant of a

Beneficiary who is not the Participant’s spouse shall require a consent (made in accordance with paragraph (b) below) thereto by the Participant’s surviving spouse, or a demonstration that such consent may not be obtained or that there is no surviving spouse, as described further in paragraph (b) below. If a Participant designates a trust as Beneficiary, the beneficiaries of the trust with respect to the Participant’s interest in the Plan shall be treated as designated Beneficiaries for purposes of Article 15 hereof, if such beneficiaries are individuals and the requirements of Treasury Regulations Section 1.401(a)(9)-4, Q&A 5 are met. If no Beneficiary designation is on file with the Administrative Committee at the time of the death of a Participant, or if such designation is not effective for any reason as determined by the Administrative Committee, then payment of the distribution shall be made to the Participant’s estate.

(b)	A Participant may designate as his Beneficiary a person who is not his spouse if either (1) (A) his spouse consents in writing to such designation, (B) the designation provides that it may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without further consent by the spouse), and (C) the spouse’s consent acknowledges the effect of such election and is witnessed by a representative of the Plan or a notary public, or (2) it is established to the satisfaction of the Administrator that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as are prescribed by Treasury Regulations. Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse.

(c)	Notwithstanding paragraphs (a) and (b) above, upon the dissolution of the marriage of a Participant, the Administrator shall treat the Participant’s former spouse as having predeceased the Participant with respect to any designation of the former spouse as the Participant’s Beneficiary under paragraph (a) above unless either (1) after the dissolution of the marriage, the Participant files with the Administrator another written instrument executed by the Participant explicitly designating the former spouse as the Participant’s Beneficiary, or (2) a qualified domestic relations order, within the meaning of Code Section 414(p), explicitly requires the Participant to maintain the former spouse as his Beneficiary. In any case in which the Participant’s former spouse is treated as having predeceased the Participant, no heir or other beneficiary of the former spouse shall be entitled to receive any benefits from the Plan as a Beneficiary except as otherwise provided in the Participant’s written Beneficiary designation.

Section 7.5 Required Beginning Date. Notwithstanding any other provision of the Plan, the entire interest of each Participant (a) shall be distributed not later than the Required Beginning Date, or (b) shall be distributed, beginning not later than the Required Beginning Date, in accordance with regulations prescribed by the Secretary over the life of such Participant or over the lives of such Participant and a designated Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and a designated beneficiary). The term “Required Beginning Date” means April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age seventy and one-half (70 1⁄2), or (b) the calendar year in which the Participant retires, except that clause (a) shall not apply in the case of a Participant who is a five percent (5%) owner (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains the age of seventy and one-half (70 1⁄2). Notwithstanding the above, any Participant (other than a five-percent owner) who attains age seventy and one-half (70 1⁄2) before 1999 may elect to commence distributions by April 1 of the calendar year following the calendar year in which he attains age seventy and one-half (70 1⁄2), or elect to defer payment until April 1 of the calendar year following the calendar year in which the Participant retires.

Section 7.6 Distributions of General Employees’ Profit Sharing Plan Accounts. Notwithstanding any other provisions of this Article 7, if a Participant (or his Beneficiary) elected prior to August 1, 2006, to receive that portion of the Participant’s Accounts attributable to the Participant’s account balance under the General Employees’ Profit Sharing Plan as of October 31, 1993, in the form of an annuity, the Participant (or his Beneficiary) shall continue to receive annuity payments on and after August 1, 2006.

Section 7.7 Rollover Treatment.

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 7.7, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	(1) An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Shares of Qualifying Employer Securities), and (iv) any amount that is distributed as a “hardship distribution” as that term is described in Code Section 401(k)(2)(B)(i)(IV).

(2) Notwithstanding (b)(1) above, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to (i) an individual retirement account or annuity described in Code Section 408(a) or (b), or (ii) to a qualified trust described in Code Section 401(a) or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(c)	An Eligible Retirement Plan is any of the following that accepts a Distributee’s Eligible Rollover Distribution: (1) an individual retirement account described in Code Section 408(a), (2) an individual retirement annuity described in Code Section 408(b), (3) an annuity plan described in Code Section 403(a), (4) a qualified trust described in Code Section 401(a), (5) an annuity contract described in Code Section 403(b), and (6) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. An Eligible Retirement Plan includes a Roth IRA described in Code Section 408A. A Distributee shall not be eligible to elect a Direct Rollover to a Roth IRA if the Distributee’s modified adjusted gross income exceeds $100,000 or the Distributeee is a married individual filing a separate return. Notwithstanding anything to the contrary herein, the Administrative Committee shall not be responsible for ensuring that a Distributee is eligible to make a Direct Rollover to a Roth IRA.

(d)	A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(e)	A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(f)	A nonspouse Beneficiary who is eligible to receive a distribution of a Participant’s Account that would otherwise constitute an Eligible Rollover Distribution, and who is a designated Beneficiary (within the meaning of Treasury Regulation Section 1.401(a)(9)-4), is also a Distributee with respect to his interest hereunder, and the nonspouse Beneficiary may direct a trustee to trustee transfer of the distribution of the Participant’s Account only to an individual retirement account or an individual retirement annuity described in Code Section 408(a) or 408(b) (other than an endowment contract) established for the purpose of receiving the distribution on behalf of the nonspouse Beneficiary. Such transfer shall be treated as a Direct Rollover of an Eligible Rollover Distribution (solely for purposes of Code Section 402(c)), and such individual retirement account or individual retirement annuity shall be treated as an inherited individual retirement account or inherited individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)).

Section 7.8 30-Day Notice of Distribution Rights. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided that:

(a)	The Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider (i) whether or not to defer the distribution, if applicable, and the consequences of the failure to defer the distribution, and (ii) the form of distribution, if applicable, and

(b)	The Participant, after receiving the notice, affirmatively elects a distribution.

Section 7.9 Hardship Distributions.

(a)	A Participant who is fully vested in his Accounts may make written application to the Administrative Committee to withdraw all or part of the Participant’s Account balances. Such an application shall be approved by the Administrative Committee only if the Administrative Committee shall determine that the withdrawal is necessary to satisfy an immediate and heavy financial need of the Participant. Distribution of such withdrawal shall be made to the Participant in a lump sum payment of whole shares of Qualifying Employer Securities, plus cash for fractional shares, as soon as practicable after the withdrawal is approved by the Administrative Committee.

(b)	A Withdrawal from a Participant’s Account pursuant this Section 7.9 shall not exceed the lesser of:

(1)	The Participant’s Account balances; or

(2)	Such amount as the Administrative Committee determines to be necessary to relieve the immediate and heavy financial need established by the Participant, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from such withdrawal.

(c)	The Administrative Committee shall promulgate (and may from time to time amend) rules and regulations prescribing the procedures to be followed in requesting a hardship withdrawal and the circumstances which will be deemed to warrant a withdrawal to meet an immediate and heavy financial need.

(d)	Determinations of the existence of an immediate and heavy financial need shall be made by the Administrative Committee on the basis of all relevant facts and circumstances. Without limiting the circumstances which will be deemed to constitute immediate and heavy financial needs, a withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is on account of the following:

(1)	Expenses for (or necessary to obtain) medical care that would be deductible by the Participant under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)	Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Code Section 152 and without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(4)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 and without regard to Code Section 152(d)(1)(B));

(6)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7)	Such other circumstances as the Commissioner of Internal Revenue may, through the publication of revenue rulings, notices, and other documents of general applicability, determine constitute immediate and heavy financial needs for purposes of Code Section 401(k).

(e)	A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent that the amount of the distribution exceeds the amount required to relieve the financial need or such need may be satisfied from other resources that are reasonably available to the Participant. The determination of whether a distribution is necessary to satisfy a financial need shall be made on the basis of all relevant facts and circumstances by the Administrative Committee. In making such determination with respect to any hardship distribution to be made, the Administrative Committee may rely upon a Participant’s representation that the need cannot be relieved by the following:

(1)	Reimbursement or compensation by insurance or otherwise;

(2)	Reasonable liquidation of the Participant’s assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

(3)	Other distributions or nontaxable (at the time of the loan) loans from Related Plans; or

(4)	Borrowing from commercial sources on reasonable commercial terms.

(f)	A Participant may make a hardship withdrawal under this Section 7.9 for expenses described in (d)(1), (3), or (5) above incurred by the Participant’s primary Beneficiary, provided that all other applicable requirements of this Section 7.9 are satisfied. For this purpose, a Participant’s primary Beneficiary is an individual who is designated as the Participant’s Beneficiary and has an unconditional right to all or a portion of the Participant’s Account balances upon the Participant’s death.

Section 7.10 Missing Persons. In the event the whereabouts of a person entitled to benefits under the Plan cannot be determined after diligent search by the Administrative Committee or the Trustee, and the person’s whereabouts continue to be unknown for a period of five (5) years, then the Accounts of the person shall be forfeited. Notwithstanding the foregoing, if the amount to be distributed to such person is a mandatory distribution made pursuant to Section 7.3 hereof, then the amount distributable may, in the sole discretion of the Administrative Committee, be treated as a Forfeiture at the time it is determined that the whereabouts of the person cannot be determined. If the person is subsequently located, his Accounts shall be restored to him without earnings.

Section 7.11 Diversification of Investments.

(a)	With respect to all Qualifying Employer Securities acquired after 1986, each Qualified Participant may elect under the provisions of Code Section 401(a)(28)(B) within ninety (90) days after the close of each Plan Year in the Qualified Election Period to receive a distribution of at least twenty-five (25) percent of the Participant’s Accounts hereunder (to the extent such portion exceeds the amount to which a prior election under this Section applies). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting “fifty (50) percent” for “twenty-five (25) percent”.

(b)	The term “Qualified Participant” means any employee who has completed at least ten (10) years of participation under the Plan and has attained age fifty-five (55).

(c)	The term “Qualified Election Period” means the six (6) Plan Years beginning with the Plan Year after the Plan Year in which the Participant attains age fifty-five (55) (or, if later, beginning with the Plan Year after the first Plan Year in which the individual first became a Qualified Participant).

(d)	In the event a Qualified Participant makes a diversification election with respect to his Accounts under the provisions of this Section, the Trustee shall distribute to the Participant the portion of the Participant’s Accounts covered by the election within ninety (90) days after the period during which the election may be made.

(e)	All distributions under this Section shall be made in whole shares of Qualifying Employer Securities, plus cash for fractional shares.

Section 7.12 In-Service Distributions at Age 62.

(a)	Notwithstanding the preceding provisions of this Article 7 to the contrary, any Participant who has completed ten (10) or more Years of Service and has attained age sixty- two (62) may elect to receive a distribution of the entire amount of his vested Accounts or in two or more payments depending upon the age of the Participant at the end of the Plan Year in which an election is made. An election under this Section may be made in writing on a form provided by the Administrative Committee no later than the end of the Plan Year during which the election for distribution is made. Once made, an election under this Section shall be binding and irrevocable. The first payment shall be made to the Participant within ninety (90) days after the end of the Plan Year in which an election to receive a distribution is made or as soon as administratively feasible thereafter, and any successive payments shall be made within similar time periods after the end of the immediately succeeding Plan Year(s) if more than one (1) payment is made.

(b)	The schedule of payments shall be as follows:

Age of Participant at the end of the Plan Year in which an election to receive a distribution is made	Distribution shall be made in

62	Four (4) annual installments calculated as one-fourth ( 1⁄4), one-third ( 1⁄3), one-half ( 1⁄2) and one (1) respectively, times the Participant’s Account balances at the end of the Plan Year.

63	Three (3) annual installments calculated as one-third ( 1⁄3), one-half ( 1⁄2) and one (1), respectively, times the Participant’s Account balances at the end of the Plan Year.

64	Two (2) annual installments, calculated as one-half ( 1⁄2) and one (1), respectively, times the Participant’s Account balances at the end of the Plan Year.

65 and older	One (1) installment of the entire amount in the Participant’s Account balances at the end of the Plan Year.

(c)	An in-service distribution under this Section shall be distributed in whole shares of Qualifying Employer Securities, with the value of any fractional share paid in cash, and cash in proportion to the Participant’s Stock Account balance and Cash Account balance; provided, however, that the Participant shall have the right to demand that his Account balances be distributed in whole shares of Qualifying Employer Securities, with the value of any fractional share paid in cash. An election for distribution of Accounts pursuant to this Section shall not terminate the Participant’s right to participate in allocations of Contributions or Forfeitures hereunder.

(d)	Notwithstanding paragraphs (a), (b) and (c) above, (1) if a Participant who has elected in-service distributions pursuant to this Section Terminates Employment prior to receiving the entire amount of his Account balances, the Participant’s remaining Account balances shall be distributed in accordance with Section 7.2 hereof; and (2) if a Participant who has elected in-service distributions pursuant to this Section has previously made or subsequently makes a diversification election pursuant to Section 7.11 hereof, then for each Plan Year with respect to which both elections are effective, there shall be distributed to such Participant the greater of the amount required to be distributed to him under the Section 7.11 election or the amount required to be distributed to him under this Section 7.12.

(e)	The amount of each payment made in accordance with the preceding schedule shall be calculated by multiplying the Participant’s Account balances, determined as of the end of the Plan Year immediately preceding the installment payment, by the appropriate installment fraction.

ARTICLE 8

SPECIAL PROVISIONS RELATING TO LOANS

Section 8.1 Exempt Loans.

(a)	The Trustee may incur an Exempt Loan on behalf of the Plan in a manner and under conditions which will cause the loan to be an Exempt Loan within the meaning of Code Section 4975(d)(3) and regulations thereunder.

(b)	An Exempt Loan shall be used primarily for the benefit of Participants and their Beneficiaries. The proceeds of each Exempt Loan shall be used, within a reasonable time after the Loan is obtained, only to purchase Qualifying Employer Securities, to repay the Exempt Loan or to repay any prior Exempt Loan. At the time that an Exempt Loan is made, the interest rate for the Exempt Loan and the price of Qualifying Employer Securities to be acquired with the Exempt Loan proceeds should not be such that Plan assets might be drained off.

(c)	Any Exempt Loan shall (i) provide for a reasonable rate of interest and an ascertainable period of maturity, (ii) be without recourse against the Plan, and (iii) not be payable at the demand of any person, except in the case of default.

(d)	Any Exempt Loan shall be secured solely by shares of Qualifying Employer Securities acquired with the proceeds of the Exempt Loan and shares of such securities that were used as collateral on a prior Exempt Loan which was repaid with the proceeds of the current Exempt Loan. Such securities pledged as collateral shall be placed in a Suspense Account and released pursuant to Section 8.2 hereof as the Exempt Loan is repaid. Qualifying Employer Securities released from the Suspense Account shall be allocated among Participant Accounts in the manner described in Section 5.2 hereof.

(e)	No person entitled to payment under an Exempt Loan shall have recourse against (i) any Trust Fund assets other than the (i) Qualifying Employer Securities used as collateral for the Loan, (ii) Contributions of cash that are available to meet obligations under the Exempt Loan and (iii) earnings attributable to such collateral and the investment of such Contributions. The payments made with respect to an Exempt Loan by the plan during a Plan Year shall not exceed an amount equal to (x) the sum of such Contributions and earnings received during or prior to the Plan Year, less (y) such payments in prior Plan Years. Such Contributions and earnings must be accounted for separately in the books of account of the Plan until the Exempt Loan is repaid. Contributions made with respect to any Plan Year during which the Exempt Loan remains unpaid, and earnings on such Contributions, shall be deemed available to meet obligations under the Exempt Loan.

(f)	In the event of default of an Exempt Loan, the value of Plan assets transferred in satisfaction of the Exempt Loan must not exceed the amount of the default. If the lender is a disqualified person (within the meaning of Code Section 4975(e)(2)), the Exempt Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan. For purposes of this subparagraph, the making of a guarantee does not make a person a lender.

Section 8.2 Release of Shares from Suspense Account. An Exempt Loan shall provide for the release of Shares of Qualifying Employer Securities used as collateral for the Loan from the Suspense Account. For each Plan Year during the duration of the Exempt Loan, the number of Shares released shall equal the number of Shares held in the Suspense Account immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. The number of future years under the Exempt Loan shall be definitely ascertainable and shall be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one class of Qualifying Employer Securities, the number of shares of each class to be released for a Plan Year shall be determined by applying the same fraction to each class.

Section 8.3 Exempt Loan Repayments. Payments of principal and interest on any Exempt Loan hereunder shall be made by the Trustee at the direction of the Administrative Committee solely from: (i) Contributions available to meet obligations under the Exempt Loan, (ii) earnings from the investment of such Contributions, (iii) earnings attributable to Shares of Qualifying Employer Securities pledged as collateral for the Exempt Loan, (iv) other dividends on stock to the extent permitted by law, (v) the proceeds of a subsequent Exempt Loan made to repay the Exempt Loan, and (vi) the proceeds of the same of any Shares pledged as collateral for the Exempt Loan. The Contributions and earnings available to pay the Exempt Loan shall be accounted for separately by the Administrative Committee until the Exempt Loan is repaid.

Section 8.4 Allocation of Released Shares. Subject to the limitations on Annual Additions to a Participant’s Accounts under Section 4.3 hereof, Shares of Qualifying Employer Securities released from a Suspense Account by reason of a payment made on an Exempt Loan shall be allocated to the Stock Accounts of Eligible Participants (i) in Shares of Qualifying Employer Securities representing Participants’ interests in assets withdrawn from the Suspense Account, and (ii) in accordance with the allocation formula under Section 5.2 hereof as if such payment had been made on the last day of the Plan Year. The assets of the Trust Fund attributable to Shares acquired by the Plan in a sale to which Code Section 1042 applies shall not accrue or be allocated for the benefit of persons specified in Code Section 409(n) during the nonallocation period as restricted by Section 4.3(d) hereof.

Section 8.5 Nonterminable Rights. There shall be certain protections and rights provided to Participants with respect to Shares of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan. These protections and rights are as follows:

(a)	No Shares acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement, while held by, and when distributed from, the Plan, whether or not the Plan is then an employee stock ownership plan, except that:

(1)	Shares acquired with the proceeds of an Exempt Loan may, but need not, be subject to a right of first refusal. Shares subject to such right must be stock or an equity security, or a debt security convertible into stock or an equity security. Also, such Shares must not be publicly traded at the time the right may be exercised. The right of first refusal must be in favor of the Employer, the Plan, or both in any order of priority. The selling price and other terms under the right must not be less favorable to the seller than the greater of the: fair market value of the Shares, or the purchase price and other terms offered by a buyer, other than the Employers or the Plan, making a good faith offer to purchase a security. The right of first refusal shall lapse no later than fourteen (14) days after the security holder gives written notice to the holder of the right that an offer of a third party to purchase the Shares has been received.

(2)	Shares acquired with the proceeds of an Exempt Loan shall be subject to a put option if the Shares are not publicly traded or are subject to a trading limitation when distributed. For purposes of this paragraph, a “trading limitation” on Shares is a restriction under any federal or state securities law, any regulation thereunder, or an agreement, not prohibited by Treasury Regulations Section 54.4975-7(b), affecting the Shares which would make the Shares not as freely tradable as one not subject to such restriction. The put option shall be exercisable only by a Participant, by the Participant’s donees, or by a person (including an estate or its distributees) to whom the Shares pass by reason of a Participant’s death. (Under this paragraph, “Participant” means a Participant and his Beneficiaries.) The put option shall permit a Participant to put the Shares to the Employer. Under no circumstances may the put option bind the Plan. However, it may grant the Plan an option to assume the rights and obligations of the Employer at the time the put option is exercised. If it is known at the time an Exempt Loan is made that federal or state law would be violated by the Employer honoring such put option, the put option must permit the Shares to be put, in a manner consistent with such law, to a third party (e.g., an Affiliate or a Company shareholder other than the Plan) that has substantial net worth at the time the Exempt Loan is made and whose net worth is reasonably expected to remain substantial.

(3)	A put option shall be exercisable for a period of sixty (60) days following the date of distribution of Shares subject to the put option are distributed by the Plan, and if the put option is not exercised during such sixty (60) day period, for an additional period of at least sixty (60) days in the following Plan Year. A put option shall be exercised by the holder by notifying the Employer in writing that the put option is being exercised. The period during which a put option is exercisable shall not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law. The price at which a put option shall be exercisable is the fair market value of the Shares. The provisions of payment under a put option shall be reasonable. The deferral of payment is reasonable if adequate security and a reasonable interest rate are provided for any credit extended, and if the cumulative payments at any time are no less than the aggregate of reasonable periodic payments as of such time. Periodic payments are reasonable if annual installments, beginning thirty (30) days after the date the put option is exercised, are substantially equal. The payment period shall not end more than five (5) years after the date the put option is exercised. Payment under a put option may be restricted by the terms of an Exempt Loan, including one used to acquire Shares subject to a put option. Otherwise, payment under a put option shall not be restricted by the provisions of an Exempt Loan or any other arrangement, including the terms of the Employers’ articles of incorporation, unless so required by applicable state law.

(b)	The protections and rights set forth in this Section 8.5 are nonterminable. If the Plan holds or has distributed Qualifying Employer Securities acquired with the proceeds of an Exempt Loan and either the Exempt Loan is repaid or the Plan ceases to be an employee stock ownership plan, these protections and rights shall continue to exist hereunder. Notwithstanding the foregoing, these protections and rights shall not fail to be nonterminable merely because they are not exercisable under Treasury Regulations Sections 54.4975(b)(11) and (12)(ii).

Section 8.6 Valuation of Qualifying Employers Securities. The fair market value of Qualifying Employer Securities that are not readily tradable on an established securities market shall be determined as of each Valuation Date by an independent appraiser who meets requirements similar to the requirements of the regulations prescribed under Code Section 170(a)(1).

Section 8.7 More than One Class of Qualifying Employer Securities.

(a)	If Qualifying Employer Securities acquired with the proceeds of an Exempt Loan that are available for distribution to a Participant consist of more than one class, the Participant shall receive substantially the same proportion of each class.

(b)	If more than one class of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan are allocated to a Participant’s Stock Account, and any such Qualifying Employer Securities are subsequently forfeited, each class of Qualifying Employer Securities shall be forfeited in the same proportion.

ARTICLE 9

TRUST FUND

Section 9.1 Trust Agreement. The Company has entered into a Trust Agreement with the Trustee to hold the funds set aside pursuant to this Plan.

Section 9.2 Non-Reversion; Exclusive Benefit Clause. The Trust Fund shall be received, held in trust and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. Except as provided in Section 4.2(c) or (d) hereof, no part of the Trust shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries or defraying the reasonable administrative expenses of the Plan. No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement. Notwithstanding the above, nothing in this Section nor the Plan shall preclude the Trustee from complying with a qualified domestic relations order, within the meaning of Code Section 414(p).

Section 9.3 Powers of the Trustee. The Trustee shall have such powers to hold, invest, reinvest, control, and disburse Trust Funds as at that time shall be set forth in the Trust Agreement.

Section 9.4 Trust Agreement Part of the Plan. The Trust Agreement shall be deemed to form a part of the Plan and all the rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement to the extent such provisions are not contradicted by specific provisions of this Plan.

Section 9.5 Trustee Purchase of Stock. As soon as practicable after the Trustee receives cash Contributions, dividends or other amounts on behalf of the Plan or any Participant, and to the extent not prohibited by applicable law, the Trustee shall invest such cash in Qualifying Employer Securities. Pending such investment in Qualifying Employer Securities, however, the Trustee may retain cash uninvested without liability for interest, or may invest all or any part thereof in suitable investments and securities. Notwithstanding the foregoing, the Trustee may hold Trust Fund assets in cash or other liquid investments to the extent the Trustee deems reasonable or appropriate for Plan liquidity purposes.

ARTICLE 10

ADMINISTRATIVE COMMITTEE

Section 10.1 Named Fiduciaries. The following persons shall be Named Fiduciaries under the Plan.

(a)	The Trustee: Subject to the direction of the Administrative Committee, as described in this Article 10, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust, as provided in the Trust Agreement, and shall have no responsibilities other than those provided in such Agreement.

(b)	Administrative Committee: The Administrative Committee shall be the “Administrator,” as that term is defined under ERISA Section 3(16)(A), of the Plan. The Administrative Committee shall consist of at least three persons appointed by the Board of Directors.

Section 10.2 Appointment of Administrative Committee. The Board shall appoint the Administrative Committee consisting of officers or other Employees. The Administrative Committee shall be composed of no more than five (5) members, as determined from time to time by the Board. The Administrative Committee Members shall serve at the pleasure of the Board, and vacancies in the Administrative Committee arising by reason of resignation, death, removal, or otherwise shall be filled by the Board. Any Administrative Committee Member may resign of his own accord by delivering his written resignation to the Board.

Section 10.3 Organization and Operation of Administrative Committee. The Administrative Committee shall appoint a Chairman and a Secretary and such other officers as it shall deem advisable. The Administrative Committee shall act by a majority of the Administrative Committee Members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Administrative Committee may by such majority action authorize any one or more of the Administrative Committee Members to execute any document or documents on behalf of the Administrative Committee.

Section 10.4 Responsibilities and Powers of Administrative Committee.

(a) The Administrative Committee shall have responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, including, without limiting the generality of the foregoing,

(1)	All functions assigned to the Administrative Committee under the terms of the Plan;

(2)	Determination of benefit eligibility;

(3)	Determination of any questions arising in connection with the interpretation, application or administration of the Plan (including any questions of fact relating to age, service, compensation or eligibility of Employees);

(4)	Hiring of persons to provide necessary services to the Plan, including a recordkeeper and the Trustee;

(5)	Issuance of directions to the Trustee as to (i) the payment of any fees, taxes, charges or other costs incidental to the operation and management by the Administrative Committee of the Plan; (ii) the payment of benefits to Participants; (iii) the allocation, payment and distribution of the Trust Fund, including interest thereon; or (iv) any other matter; and

(6)	Maintenance of all records of the Plan other than those required to be maintained by the Trustee or any recordkeeper.

(b)	The Administrative Committee’s decisions and actions shall be conclusive and binding upon any and all persons and parties;

(c)	Administrative Committee Members shall serve without compensation for their services in the administration and operation of the Plan unless compensation therefrom is fixed by the Board in its appointment of the Administrative Committee or thereafter.

(d)	The Administrative Committee shall enact such rules and regulations as it may deem proper and necessary to facilitate the administration and operation of the Plan.

Section 10.5 Individual and Shared Responsibilities of Named Fiduciaries.

This Article 10 is intended to allocate to each Named Fiduciary the individual responsibility for the prudent execution of the functions assigned to the Named Fiduciary, and none of such responsibilities or any other responsibility shall be shared by the Named Fiduciaries unless such sharing shall be provided by a specific provision of the Plan or the Trust Agreement. Whenever one Named Fiduciary is required by the Plan or the Trust Agreement to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

Section 10.6 Employment of Advisers. A Named Fiduciary may employ one or more persons to render advice concerning any responsibility such Named Fiduciary has under the Plan or Trust Agreement.

Section 10.7 Fiduciary in More Than One Capacity. Any person serving as a fiduciary may serve in more than one fiduciary capacity.

Section 10.8 Power to Construe and Interpret Plan.

(a)	The Administrative Committee shall have the sole, absolute and exclusive right, power, and discretionary authority to construe and interpret the provisions of the Plan, and all parts thereof, and then administer the Plan for the best interests of the Participants and the Beneficiaries. It may construe any ambiguity, or supply any omission, or reconcile any inconsistencies in such manner and to such extent as it deems proper. The Administrative Committee shall have further discretionary authority to determine all questions with respect to the individual rights of the Employees under the Plan, including, but not by way of limitation, all issues with respect to any Employee’s or Beneficiary’s eligibility for benefits and Employee’s earnings, compensation, service and retirement, as may be reflected by the records of the Employer, and such other information on which these decisions shall be based. It is the intent of this Plan that any court reviewing an action of the Administrative Committee shall apply the arbitrary and capricious standard of review.

(b)	The Administrative Committee shall be entitled to rely upon all certificates and reports made by any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

Section 10.9 Indemnity Agreement.

(a)

The Employer shall indemnify and hold harmless each Administrative Committee Member from any and all claims, losses, damages, expenses (including accounting, consulting and legal fees approved by the Administrative Committee), and liabilities (including any amounts paid in settlement with the Administrative

Committee’s approval) arising from any act or omission of such member, except, when the same is determined to be due to the gross negligence or willful misconduct of such member.

(b)	The Employer shall indemnify the Administrative Committee Members, the Trustee and any employee of any Affiliate to whom the Administrative Committee or the Trustee has delegated fiduciary duties against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

Section 10.10 Costs. The Trust Fund shall be used to pay all expenses, costs and fees of the Administrative Committee, to the extent such expenses, costs and fees are not paid by the Employer.

Section 10.11 Application and Forms for Benefits.

The Administrative Committee may require a Participant or Beneficiary to complete and file with the Administrative Committee an Application for Benefits and all other forms approved by the Administrative Committee, and to furnish all pertinent information requested by the Administrative Committee. The Administrative Committee may rely upon all such information so furnished it, including the Participant’s current mailing address.

Section 10.12 Claims for Benefits.

It shall not be necessary for a Participant or Beneficiary who has become entitled to receive a benefit hereunder to file a claim for such benefit with any person as a condition precedent to receiving a distribution of such benefit. However, any Participant or Beneficiary who believes that he has become entitled to a benefit hereunder in excess of the benefit which he has received, or commenced receiving, may file a written claim for such benefit with the Administrative Committee. Such written claim shall set forth the Participant’s or Beneficiary’s name and address and a statement of the facts and a reference to the pertinent provisions for the Plan on which such claim is based.

Section 10.13 Denial of Claims.

(a)	If the claim of any person (a “Claimant”) to all or any part of any payment or benefit under this Plan shall be denied, the Administrative Committee shall provide to the Claimant, within 90 days after receipt of such claim, a written notice setting forth:

(1)	the specific reason or reasons for the denial;

(2)	the specific references to the pertinent Plan provisions on which the denial is based;

(3)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or information is necessary; and

(4)	a description of the Plan’s review procedures and the time limits applicable to those procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse decision on review by the Administrative Committee.

(b)	If the Administrative Committee determines that special circumstances require an extension of time beyond the initial 90-day period, the Administrative Committee shall provide to the Claimant, within the initial 90-day period, a written notice of such extension stating the special circumstances requiring the extension and the date by which the Administrative Committee expects to make its determination (which date will not be later than 90 days after the end of the initial 90-day period).

Section 10.14 Appeal of Denied Claim.

(a)	Within 60 days after receipt of a notice of denial of his claim for benefits, a Claimant may request, upon written application to the Administrative Committee, a review by the Administrative Committee of its decision denying the Claimant’s claim. The Administrative Committee shall provide the Claimant the opportunity to submit written comments, documents, records and other information relating to his claim for benefits, and shall provide the Claimant, upon request and free of charge, reasonable access to and copies of pertinent documents. The Administrative Committee shall make a full and fair review, and shall make its decision on review by taking into account all comments, documents, records and other information submitted by the Claimant, regardless of whether such comments, documents, records and other information were considered by the Administrative Committee when it initially denied the Claimant’s claim for benefits.

(b)	The Administrative Committee shall issue its decision on review of a Claimant’s denied claim for benefits within a reasonable period of time, but not later than 60 days after the Plan receives the Claimant’s request for a review. If the Administrative Committee determines that special circumstances require an extension of time for processing a Claimant’s review request beyond the initial 60-day period, the Administrative Committee shall provide the Claimant, within the initial 60-day period, a written notice of such extension stating the special circumstances requiring the extension and the date by which the Administrative Committee expects to make its decision on review (which date will not be later than 60-days after the end of the initial 60-day period). If the Administrative Committee grants an extension due to the Claimant’s failure to submit information necessary to decide the Claimant’s claim, the period for making the decision on review shall be tolled from the date on which the Administrative Committee sends the notice of extension to the Claimant until the date on which the Claimant responds to the request for additional information.

(c)	The Administrative Committee shall notify a claimant of its decision on review in writing, and if the decision is adverse, the notice shall set forth:

(1)	the specific reasons for the decision;

(2)	the specific references to the pertinent Plan provisions on which the decision on review is based;

(3)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to his claim for benefits; and

(4)	a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

Section 10.15 Claims, Notices, Etc.

(a)	Any claim, notice, application or other writing permitted or required to be filed with or given to a party under this Article 12 shall be deemed to have been filed or given when deposited in the U.S. mail, certified, postage prepaid, and properly addressed to the party to whom it is to be given or with whom it is to be filed. Any such claim, notice, application, or other writing deemed filed or given pursuant to the next foregoing sentence shall, in the absence of clear and convincing evidence to the contrary, be deemed to have been received on the fifth business day following the date upon which it was filed or given. Any such claim, notice, application or other writing directed to the Administrative Committee shall be deemed properly addressed if addressed as follows:

Administrative Committee

Sanderson Farms, Inc.

127 Flynt Road

Laurel, Mississippi 39441

(b)	Any such notice, application, or other writing directed to a Participant or Beneficiary shall be deemed properly addressed if directed to the address set forth in the written claim filed by such Participant or Beneficiary.

ARTICLE 11

MODIFICATIONS FOR TOP HEAVY PLANS

Section 11.1 Application of Article.

Prior to the allocation of Contributions for a Plan Year pursuant to Article 5 hereof, the Administrative Committee shall determine whether the Plan constitutes a Top Heavy Plan during the preceding Plan Year. If a determination is made that this Plan constitutes a Top Heavy Plan, then the provisions of this Article 11 shall be applicable notwithstanding any other provisions of this Plan to the contrary.

Section 11.2 Definitions.

(a)	Top Heavy Plan: This Plan shall constitute a Top Heavy Plan for a Plan Year if, as of the Determination Date (i) the aggregate of the Account balances of Key Employees exceeds sixty percent (60%) of the aggregate of the Account balances of all Employees under the Plan, or (ii) if the Plan is part of a Top Heavy Group.

(b)	Top Heavy Group: This Plan shall be deemed to be a part of a Top Heavy Group if the plans which make up the group of which this Plan is considered a part are such that, when aggregated, the sum of (i) the present value of the cumulative accrued benefits of Key Employees under all defined benefit plans in the group, and (ii) the aggregate of the accounts of Key Employees under all defined contribution plans in the group, exceed sixty percent (60%) of the sum of such amounts for all employees who participate in the plans of such group. The group of plans of which this Plan shall be considered a part includes: (i) all plans of the Employer and Affiliates in which a Key Employee participates; (ii) all plans which enable a plan in which a Key Employee participates to meet the qualification requirements of Code Section 401(a)(4) or Code Section 410; and (iii) all plans which the Employer, in its discretion, decides to include, provided that the inclusion of such plan or plans would not prevent the group of plans from meeting the qualification requirements of Code Section 401 (a)(4) and Code Section 410.

(c)	Key Employee: The term “Key Employee” means any Employee who, at any time during the Plan Year in question or during any of the four (4) preceding Plan Years is (i) an officer of the Employer having Annual Compensation which exceeds fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year (not to exceed the greater of three (3) Employees or ten percent (10%) of the Employees), (ii) one (1) of the ten (10) Employees having an annual compensation from the Employer of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interest in the Employer, (iii) a five percent (5%) (or greater) owner of the Employer, or (iv) a one percent (1%) owner of the Employer having an Annual Compensation from the Employer of more than two hundred thousand dollars ($200,000). For the purposes of applying the terms of the preceding sentence; the provisions of Code Section 416(i) are incorporated herein by reference.

(d)	Determination Date: The term “Determination Date” means the last day of the Plan Year immediately preceding the Plan Year for which a Top Heavy determination is made.

(e)	Annual Compensation: The term “Annual Compensation” means compensation within the meaning of Code Section 415(c)(3).

Section 11.3 Amounts Included for Computation Purposes. For the purposes of this Section 11.3, in determining the present value of the cumulative accrued benefit for any Employee or the amount of the Account of any Employee, there shall be included therein the aggregate of all distributions made with respect to such Employee within the five (5) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group described in Section 11.2(b) hereof. If an individual has not received any Annual Compensation from any Employer (other than benefits under the Plan) at any time during the five (5)-year period ending on the Determination Date, any accrued benefit for such individual (and the Account of such individual) shall not be taken into account. Furthermore, the accrued benefits and Account balances of any Employee who is not a Key Employee for the Plan Year in question, but was a Key Employee in any previous Plan Year, shall not be taken into consideration in making any of the computations required in this Section 11.3.

Section 11.4 Accelerated Vesting.

(a)	For any Plan Year in which this Plan is deemed to be a Top Heavy Plan, the vesting schedule contained in Section 6.1 hereof shall be modified as follows:

COMPLETE YEARS OF SERVICE	VESTED PERCENTAGE
1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

(b)	If this Plan is not deemed to be a Top-Heavy Plan after previously being so categorized, then the vesting schedule contained in Section 6.1 hereof shall again be effective, except that the vested percentage attained by Participants shall not be reduced thereby and Participants with three (3) or more Years of Service for vesting shall have the right to select the vesting schedule under which their vested accrued benefit will be determined.

Section 11.5 Minimum Contributions.

(a)	For any Plan Year in which this Plan is determined to be a Top Heavy Plan, a minimum Employer contribution shall be made, under this Plan or another defined contribution plan maintained by the Employers, to the account of each non-Key Employee with a Year of Service for accrual of benefits.

(b)	For the purposes of the first sentence of this Section 11.5, the minimum Employer contribution provided to each non-Key Employee with a Year of Service for accrual of benefits shall be equal to three percent (3%) of such non-Key Employee’s Annual Compensation. If, however, the Employer contribution under this and any other defined contribution plan required to be included in the Top-Heavy Group and maintained by the Employer for any Key Employee for such Plan Year is less than three percent (3%) of such Key Employee’s total Annual Compensation, then the Employer contribution for each Employee with a Year of Service for accrual of benefits shall equal the amount which results from multiplying such Employee’s Annual Compensation times the highest contribution rate for the purpose of the preceding sentence. For purposes of this Section 11.5, a non-Key Employee who is a Participant and is employed on the last day of the Plan Year shall be deemed to have a Year of Service for purposes of accrual of benefits for that Plan Year.

Section 11.6 Modification of Top-Heavy Rules.

(a)	Effective date. This Section shall apply for purposes of determining whether the plan is a Top-Heavy Plan for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section amends this Article 11.

(b)	Determination of Top-Heavy status.

(1)	Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having Annual Compensation greater than $130,000 (as adjusted under Code Section 416(1)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(1)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(c)	Determination of present values and amounts. This Section 11.6 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the Determination Date.

(1)

Distributions during Plan Year ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(2)	Employees not performing services during year ending on the Determination Date. The accrued benefits and Accounts of any individual who has not performed services for the Employers during the 1-year period ending on the Determination Date shall not be taken into account.

(d)	Minimum benefits; Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(e)	A plan shall not be considered a Top-Heavy Plan if the plan consists solely of (i) a cash or deferred arrangement meeting the requirements of Code Section 401(k)(12) or 401(k)(13), and (ii) matching contributions with respect to which the requirements of Code Section 401(m)(11) or (12) are met. If, but for the preceding sentence, such a plan would be treated as a Top-Heavy Plan because it is a member of a Top-Heavy Group, contributions under the plan may be taken into account in determining whether any other plan in the Top-Heavy Group meets the requirements of Section 11.5 hereof.

ARTICLE 12

AMENDMENT, MERGER, CONSOLIDATION OR TRANSFER OF ASSETS;

TERMINATION OR DISCONTINUANCE

Section 12.1 Amendment.

The Company shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan by action of the Board. No amendment to the Plan shall reduce the Account balance of any Participant prior to the amendment. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective. For purposes of determining whether or not any Participant’s Account balance is decreased, all the provisions of the Plan affecting directly or indirectly the computation of Account balances which are amended with the same adoption and effective dates shall be treated as one Plan amendment.

Section 12.2 Merger, Consolidation, or Transfer of Assets. In the case of any merger or consolidation with or transfer of assets or liabilities to, or any other plan, each Participant would or shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated).

Section 12.3 Termination; Discontinuance of Contributions.

(a)	The Company through action of its Board shall have the right at any time to terminate the Plan in whole or in part or to permanently or temporarily discontinue Contributions hereunder. A certified copy of such resolutions shall be delivered to the Administrative Committee and to the Trustee.

(b)	Upon termination of the Plan or discontinuance of Contributions hereunder, each affected Participant shall immediately vest in his Accounts hereunder. Upon such termination or discontinuance of Contributions, the Trust Fund shall nevertheless continue, and the Trustee is authorized to continue to hold and administer the Trust Fund for the benefits, rights, and privileges as hereinabove provided. The Trustee may distribute to the Participants or their Beneficiaries their vested Account balances, if the Participants or their Beneficiaries so request, or make distributions at some future dates pursuant to the provisions of Article 7 hereof, provided that the method or methods of distribution adopted do not discriminate in favor of highly compensated employees of the Employer, within the meaning of Code Section 414(q).

(c)	Until the final distribution of the Trust Fund, the Trustee shall continue to have all the powers provided under this Plan and the Trust Agreement as are necessary and expedient for the orderly administration, liquidation and distribution of the Trust Fund.

ARTICLE 13

MISCELLANEOUS

Section 13.1 Nonalienation of Benefits.

(a)	Except with respect to federal income tax withholding, benefits payable under this Plan shall not be subject- in any. manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

(b)	The preceding paragraph shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p). A domestic relations order shall not fail to be a qualified domestic relations order solely because (i) the order is issued after, or revises, another domestic relations order to qualified domestic relations order, or (ii) of the date on which the domestic relations order is issued, including issuance after a Participant’s annuity starting date or death. A domestic relations order described in the foregoing sentence shall be subject to the same requirements and protections that apply to a qualified domestic relations order, including the provisions of Code Section 414(p)(7).

Section 13.2 Qualified Domestic Relations Order. The Administrative Committee shall comply with the terms of any judgment, decree or order (including approval of a property settlement agreement) which is a qualified domestic relations order, within the meaning of Code Section 414(q)

(“QDRO”). Notwithstanding any other provision hereof, the Plan may make a distribution to an alternate payee pursuant to a QDRO prior to the time the Plan may make a distribution to the respective Participant (i.e., the Participant’s Total and Permanent Disability, Termination of Employment, hardship or attainment of age 62).

Section 13.3 No Guarantee of Employment. Except as otherwise provided by law and as provided herein, the adoption of this Plan shall not be construed as giving any Employee or any other person any legal or equitable right against the Employers, or any officer or Employee thereof, the Administrative Committee established in connection herewith, the Trustee or the principal and income of the Trust Fund or any equity or interest in the assets, business or affairs of the Employer, unless such right, equity or interest is specifically provided for in this Plan, nor shall it be construed as giving any Employee the right to be retained in the service of the Employer.

Section 13.4 Authorization to Withhold Taxes. The Trustee is authorized in accordance with applicable law to withhold from distribution to any payee such sums as may be necessary to cover federal and state taxes which may be due with respect to such distributions.

Section 13.5 Delegation of Authority by Employer. Whenever the Employer under the terms of this Plan is permitted or required to do or perform any action or matter or thing, it shall be done and performed by any of the Employer’s officers thereunto duly authorized by the Employer’s Boards of Directors.

Section 13.6 Number and Gender. Whenever any words are used herein in the singular number or masculine gender, they shall be construed as though they were also used in the plural number or feminine gender in all cases where they would so apply.

Section 13.7 Legal Actions.

(a)	Except as may be specifically provided for by law, in any action or proceeding involving this Plan and the Trust Fund, or any property constituting part or all thereof, or the administration thereof, the Employer and the Trustee shall be the only necessary parties and no Employees or former Employees of the Employer or their Beneficiaries or any other person having or claiming to have an interest in the Trust Fund or under this Plan shall be entitled to any notice of process. Service of process for any actions relation to the Plan and Trust Fund may be made on the Employer.

(b)	Except as may be specifically provided for by law, any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest under this Plan or in the Trust Fund.

Section 13.8 Delays in Distribution. Notwithstanding any other provisions of this Plan and the Trust Agreement, the Trustee may delay distribution to a Participant or, his Beneficiary or Beneficiaries of Shares of Qualifying Employer Securities pursuant to this Plan until one of the following conditions shall have been satisfied:

(a)	The shares with respect to which distribution of an Account is to be made are at the time of distribution effectively registered under the Securities Act of 1933 as now in force or hereafter amended.

(b)	A no-action letter in respect of the distribution of such shares shall have been obtained by the Employer from the Securities Exchange Commission; or

(c)	Counsel for the Employer shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under the Securities Act of 1933 as now in force or hereafter amended, and are nonrestricted upon transfer.

Section 13.9 Plan Document Location. Official copies of this Plan and the Trust Agreement shall be available for inspection by Participants, their Beneficiaries and other persons with a legal or equitable interest under the Plan or in the Trust Fund, at the principal offices of the Employer located at 127 Flynt Road, Laurel, Mississippi 39443,

Section 13.10 Plan Terms Control. In any instances where the provisions or terms of this Plan are inconsistent with or conflict with the terms of the Trust Agreement, the provisions or terms of this Plan shall, govern or control the matter to be interpreted or resolved.

Section 13.11 Severability. Each provision of this Plan maybe severed. If any provision is determined to be invalid- or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

Section 13.12 Governing Law. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Mississippi and, to the extent applicable, by the laws and regulations of the United States.

ARTICLE 14

VETERANS RIGHTS

Section 14.1 Veterans’ Rights. Notwithstanding the provisions of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with Code Section 414(u).

Section 14.2 Death or Disability During Qualified Military Service.

(a)	In the case of a Participant who dies while performing Qualified Military Service with respect to the Employer, the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service, except as provided under (b) below) provided under the Plan to which they would have been entitled had the Participant resumed employment with the Employer on the day before his date of death and then Terminated Employment on account of death the next day. In addition, the period of such a deceased Participant’s Qualified Military Service (through his date of death) shall be treated as service with the Employer for purposes of determining his Years of Service under Section 6.1 hereof.

(b)	If an individual dies or becomes Totally and Permanently Disabled while performing Qualified Military Service with respect to the Employer, the individual shall be treated for purposes of receiving an allocation of Contributions hereunder as if the individual had resumed employment with the Employer in accordance with his employment rights under Section 14.1 hereof and Code Section 414(u) on the day preceding death or becoming Totally and Permanently Disabled, as the case may be, and Terminated Employment on the actual date of death or becoming Totally and Permanently Disabled.

Section 14.3 Differential Wage Payments.

(a)	If the Employer makes a Differential Wage Payment to an individual, (i) the individual shall be treated as an Employee of the Employer making the payment, (ii) the Differential Wage Payment shall be treated as Section 415 Compensation and Compensation hereunder, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any Contribution that is based on the Differential Wage Payment. The foregoing clause (iii) shall apply (taking into account Code Section 410(b)(3), (4) and (5)) only if all employees of the Employer and the Affiliates performing Qualified Military Service are entitled to receive Differential Wage Payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer or an Affiliate, to make contributions based on Differential Wage Payments on reasonably equivalent terms.

(b)	If an individual who receives Differential Wage Payments from the Employer returns to employment with the Employer, or dies or becomes Permanently and Totally Disabled while performing Qualified Military Service with respect to the Employer, and consequently is entitled to an allocation of Contributions under Section 14.1 or 14.2(b) hereof, the amount of such Contributions to be allocated to the individual’s Accounts shall be offset by the amount of Contributions previously allocated to the individual’s Accounts based on the individual’s Differential Wage Payments.

Section 14.4 Definitions. For purposes of this Article 14, (i) the term “Differential Wage Payment” means any payment made by the Employer to an individual with respect to any period during which the individual is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days, and represents all or a portion of the wages the individual would have received from the Employer if the individual were performing services for the Employer; and (ii) the term “Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service and the Employer.

ARTICLE 15

MINIMUM DISTRIBUTION REQUIREMENTS

Section 15.1 General Rules.

(a)	Effective Date. The provisions of this Article 15 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)	Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

(c)	Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(d)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article, distributions may be made under a designation trade before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 15.2 Time and Manner of Distribution.

(a)	Required beginning. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date which for Plan Years commencing after October 30, 1999 shall be:

(1)	For a Participant who is a 5% owner (as defined in Code Section 416), the required beginning date is April 1 following the calendar year in which the Participant attains age 70 1⁄2.

(2)	For a Participant who is not a 5% owner, the required beginning date is April 1 following the later of (i) the calendar year in which the Participant attains age 70 1⁄2, and (ii) the calendar year in which the Participant retires; however, such Participant who attains age 70 1⁄2 before 1999 may elect to commence distributions by April 1 of the calendar year following the calendar year in which he attains age 70 1⁄2, or elect to defer payment until April 1 of the calendar year following the calendar year in which the Participant retires.

(b)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(2)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 15.2, other than Section 15.2(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 15.2(b) and 15.4 hereof, unless Section 15.2(b)(4) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 15.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 15.2(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 15.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 15.3 and 15.4 of this Article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations thereunder.

Section 15.3 Required Minimum Distributions During Participant’s Lifetime.

(a)	Amount of Required Minimum Distributions for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)	The quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table tier fourth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)	If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 15.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

Section 15.4 Required Minimum Distributions After Participant’s Death.

(a)	Death On or After Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for cash subsequent year.

(b)	Death Before Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 15.4(a) hereof.

(2)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	Death of Surviving Spouses Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 15.2(a)(1), this Section 15.4(b) will apply as if the surviving spouse were the Participant.

Section 15.5 Definitions.

(a)	Designated Beneficiary. The individual who is designated as the Beneficiary under Article 7 thereof and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury regulations.

(b)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 15.2(b) hereof. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(x)(9)-9 of the Treasury regulations.

(d)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

Section 15.6 Suspension of RMDs unless otherwise elected by a Participant. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code Section 401(a)(9), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.

Section 15.7 Direct Rollovers. Notwithstanding the provisions of the Plan relating to require minimum distributions under Code Section 401(a)(9), and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs (as defined in Section 15.6) will be treated as eligible rollover distributions.

EXECUTED on the      day of             , 2013.

SANDERSON FARMS, INC.

By

Its